Exhibit 10.66 - EMPLOYMENT AGREEMENT

            AGREEMENT made the 31st day of March, 1996, effective as of January 1, 1996, by and between KINRO, Inc. (the "Corporation") and DAVID L. WEBSTER (the "Executive").

            W I T N E S S E T H:

            WHEREAS, the Executive is and has been President, Chief Executive Officer and a Director of the Corporation and of Shoals Supply, Inc., an affiliate of the Corporation ("Shoals"), and

            WHEREAS, it is in the best interests of the Corporation to assure the continued relationship between the Executive and the Corporation and Shoals for an extended period of years, and

            WHEREAS, the Executive's current Employment Agreement with the Corporation expires on August 31, 1996 and will be superseded by this Agreement,

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed as follows:

            FIRST: The Corporation hereby employs the Executive and the Executive hereby agrees to serve the Corporation and Shoals as President and Chief Executive Officer of the Corporation and Shoals or in such other office or capacity with the Corporation and with Shoals, or any subsidiary or affiliate of the Corporation and Shoals, of substantially equivalent responsibility, dignity and function as the Board of Directors of the Corporation may direct, under the terms and conditions of this Agreement. The Executive agrees to continue to devote substantially all of his time, attention, skills and efforts to the performance of his duties on behalf of the Corporation, and their subsidiaries and affiliates, at the principal executive offices of the Corporation in the State of Texas, provided, however, that the Executive shall at no time be required to change his residence without his consent.

      SECOND: The term of this Agreement shall commence as of January 1, 1996 and shall terminate on December 31, 2001.

      THIRD: During the term of this Agreement the Executive shall exert his best efforts, and, subject to the terms and provisions hereof, shall devote substantially all of his business time and attention to the business and affairs of the Corporation, Shoals, and their subsidiaries and affiliates, and will use his best efforts to promote the interests thereof. Consistent with the foregoing, the Executive shall not be precluded from giving appropriate attention to his personal and financial affairs. The Executive shall act in accordance with the policies of the Corporation and Shoals as determined from time to time by the Boards of Directors of the Corporation and Shoals, and shall perform such services as the Boards of Directors may from time to time direct consistent with this Agreement.

      FOURTH: The Corporation agrees to pay the Executive for his services to the Corporation and Shoals a salary of not less than four hundred thousand ($400,000) dollars per annum, payable according to the customary payroll practice of the Corporation.

      FIFTH: In addition to the salary provided for in Paragraph FOURTH hereof, and subject to the approval of the Compensation Committee of the Board of Directors, and the stockholders, of Drew Industries Incorporated, parent of the Corporation ("Drew"), the Executive shall be entitled to receive, for each year during the term hereof commencing with the year ending December 31, 1996, performance-based incentive compensation (the "Bonus"), equal to seven and three-tenths percent (7.3%) of the amount by which the aggregate earnings before interest and taxes (without deduction for costs of parent-company administration or amortization of goodwill) of the Corporation


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and of Shoals exceeds ten million ($10,000,000) dollars; provided, however, that if, after the date hereof, Drew, Kinro or Shoals acquire additional business operations, the performance goals pursuant to which the Bonus is paid may be modified upon agreement between the Executive and the Corporation and subject to approval of the stockholders of Drew.

      SIXTH: Nothing in this Agreement, nor any fixing of compensation in the form of salary, deferred compensation, securities or otherwise, shall prevent the Compensation Committee of the Board of Directors from granting to the Executive (i) payments pursuant to the Drew's discretionary retirement bonus program, and (ii) additional compensation in the form of cash, salary increases, deferred compensation, securities or otherwise, subject, however, to the approval of the stockholders of Drew to the extent that total compensation exceeds $1,000,000.

      SEVENTH: The Executive and his family shall continue to receive medical coverage at least equivalent, in nature and extent, to the medical coverage presently in effect, and such other reasonable benefits which he has received from the Corporation prior to the date hereof.

                  The Executive agrees to have an annual comprehensive physical examination at the expense of the Corporation.

                  The Executive shall be eligible to participate in any pension, retirement or profit-sharing plan adopted by the Corporation for the benefit of its Executives. The Executive shall also be entitled to a vacation in each year during the term hereof of not less than three weeks.

                  The Corporation agrees to maintain, at no cost to the Executive, disability insurance providing for weekly payments to the Executive, in the event the Executive shall fail or be unable to perform his obligations hereunder, in the amount of not less than $120,000 per year, and up to $240,000 per year if available at reasonable cost to the Corporation. Such payments shall commence upon termination of salary payments in accordance with Paragraph NINTH hereof and shall continue for the maximum available term after the commencement of disability.

                  During the period of employment hereunder, the Corporation, at its expense, will make available to the Executive an automobile, together with gasoline credit cards, to be used in connection with the business of the Corporation. The Corporation will pay for all maintenance and parking of such automobile.

      EIGHTH: All travel and other expenses incident to the rendering of services by the Executive hereunder will be paid by the Corporation. If any such expenses are paid in the first instance by the Executive, the Corporation will reimburse him therefor on presentation of expense vouchers.

      NINTH: If, on account of physical or mental disability, the Executive shall fail or be unable to fully perform this Agreement for a continuous period of six (6) months, the Corporation may, at its option, at any time thereafter, upon thirty (30) days written notice to the Executive, terminate this Agreement and this Agreement shall come to an end at the end of said notice period as if such date were the termination date of this Agreement. Notwithstanding the termination of the period of employment as aforesaid, the Corporation shall (i) continue to make salary payments provided for in Paragraph FOURTH of this Agreement to the Executive for a period of six (6) months from said date of termination; and (ii) pay the Bonus to the Executive proportionately with respect to the period prior to the date of termination.

                  In the event of the death of the Executive during the term hereof, the term of this Agreement shall terminate on the date of death. In such case, the Corporation shall continue to pay to the heir or designee of the Executive (i) the salary payments provided for in Paragraph FOURTH hereof which the Executive would have been entitled to receive for a period of six (6) months from the date of death of the Executive, (ii) the Bonus, proportionately, with respect to the period prior to the date of termination. The Corporation agrees to maintain, at no cost to the Executive, a term life insurance policy or policies on the life of the Executive during the period of employment hereunder providing death benefits of at least $500,000, the proceeds of which insurance shall be payable to beneficiaries designated by the Executive.

                  The Corporation shall have the right to terminate this Agreement at any time upon ten (10) days written notice to the Executive in the event that (i) the Executive has committed a willful material breach of the


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terms of this Agreement, or (ii) the Executive is convicted of any crime involving moral turpitude. In such event, this Agreement shall come to an end as of the end of such notice period as if such date were the termination date of this Agreement.

      TENTH: For the term of this Agreement and for a period of eighteen (18) months after the termination hereof, the Executive shall not (i) directly or indirectly, undertake or perform any services in or for any other enterprises that may or would interfere with the due performance of his duties hereunder, or render services to, engage or participate in, or have any financial interest in, any business competitive to that of the Corporation or its affiliates or subsidiaries, nor (ii) divulge to any person, firm, corporation or other entity any information with respect to the business of the Corporation or its affiliates or subsidiaries that he may acquire in connection with the performance of his duties hereunder or may have acquired prior hereto, including, but not limited to, production methods, manufacturing methods, arrangements or processes, sales methods or arrangements, customer's lists, technical data, know-how and other information, whether or not commonly regarded as proprietary information or trade secrets. For the purposes hereof, a business shall be deemed competitive if it is conducted in any geographic market area in which the Corporation or its affiliates or subsidiaries is engaged in business and involves the sale or distribution of any products or service sold or offered by the Corporation or its affiliates or subsidiaries or any products or services similar to, or derived from, the products or services sold or offered by the Company or its affiliates or subsidiaries.
                  The Executive agrees that for the duration of this Agreement and for a period of eighteen (18) months after termination hereof, he shall not directly or indirectly engage in any business which is competitive with the business of the Corporation or its affiliates or subsidiaries. For the purposes hereof, a business shall be deemed competitive if it is conducted in any geographic market area in which the Corporation or its affiliates or subsidiaries is engaged in business and involves the sale or distribution of any products or service sold or offered by the Corporation or its affiliates or subsidiaries, or any products or services similar to, or derived from, the products or services sold or offered by the Corporation or its affiliates or subsidiaries on the date of such termination; and the Executive shall be deemed directly or indirectly to engage in such business if he participates in such business, or in any entity engaged in or which owns such business, as an officer, director, employee, consultant, partner, individual proprietor, manager or as an investor who has made any loans, contributed to capital stock or purchased any stock. The foregoing, however, shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and does not represent in excess of one (1%) per cent of the outstanding securities of said class.

      ELEVENTH: All notices, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope addressed to the address of the respective parties stated below, or to such changed address as such parties may have fixed by notice:

      To the Corporation:     Kinro, Inc.
                              c/o Drew Industries Incorporated
                              200 Mamaroneck Avenue
                              White Plains, N.Y.  10601

                                    -with copy to-

                              Harvey F. Milman, Esq.
                              Berlack, Israels & Liberman
                              120 West 45th Street
                              New York, New York 10036


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      To the Executive:       David L. Webster
                              3112 Collard Road
                              Arlington, Texas 76017

      TWELFTH: This Agreement constitutes the whole Agreement between the parties, and there are no terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto, or by a writing signed by the parties hereto. This Agreement shall supersede all other Employment Agreements between the Executive and the Corporation.

      THIRTEENTH: This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

      FOURTEENTH: This Agreement shall not be terminated, voluntarily or involuntarily, by the liquidation or dissolution of the Corporation or by the merger or consolidation of the Corporation with or into another Corporation.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its duly authorized officer, and its corporate seal to be hereunto affixed, and the Executive has hereunto set his hand the day and year first above written.

ATTEST:                             KINRO, INC.


_________________________           By:_______________________________


WITNESS:


-------------------------           ----------------------------------
                                             David L. Webster


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